Q Lotus Holdings announces Gary Rosenberg as CEO to lead Company through next phase of strategic development.

CHICAGO, IL.  February 1, 2011

Q Lotus Holdings, Inc. (“Q Lotus” or the “Company”) (OTCBB: QLTS.OB) is pleased to announce that Gary Rosenberg has been elected by the Q Lotus Board of Directors to be the Company’s Chief Executive Officer and a member of its Board of Directors, effective January 28, 2011.
Gary Rosenberg is a highly regarded leader and innovator in finance and education, and he has consulted and worked closely with Chairman Marckensie Theresias in developing the Q Lotus Holdings business plan.

Mr. Rosenberg is currently President and CEO of Urban R2 Development Company, a position he has held since January 2005.  Mr. Rosenberg was a securities attorney for the SEC in Washington DC, and he was also in private practice in Chicago.  Mr. Rosenberg has extensive senior executive experience managing, directing, financing and forming publicly-held and private companies.  Mr. Rosenberg also served as a Director and Chairman of the Audit Committee of National Holdings Corporation (NHLD.OB) from 2000 until July 2008.  He has also been a founder, manager, and/or director of several venture capital companies including public and privately owned financial institutions.

Mr. Rosenberg has successfully completed major developments throughout the country, totaling more than 50,000 housing units, related commercial facilities, and major golf courses.  Some of these planned community projects spanned up to 4,000 acres in size and required major infrastructure work, including the establishment of utilities and utility companies to support the public.  Mr. Rosenberg also created the real estate program at The Kellogg Graduate School of Management at Northwestern University, founded and chaired its Real Estate Research Center, and currently sits on its Board.  Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Marckensie Theresias, President and Chairman of Q Lotus Holdings stated that “we are pleased and excited to welcome Mr. Rosenberg as our new CEO, and we are thankful and appreciative of the contributions Mr. Horner has made.”  Mr. Theresias continued “with his broad experience as a successful financier, entrepreneur, and operator, we believe Gary can help successfully shepherd the Company through its next phase of development and growth.”

Gary Rosenberg notes, “We are working on transactions with a number of compelling entrepreneurial growing businesses.  We will continue to keep the public well informed as these opportunities ripen.  I am excited to be working with our team, and we plan to move ahead quickly.”

About The Company
Q Lotus Holdings, Inc., a diversified holdings company, is a Chicago-based minority owned business. The Company has a clear vision how to leverage its intellectual capabilities, assets and opportunities while, at the same time, seizing an abundance of prospects provided by the current economic conditions. Acquisitions will be based on future growth potential and leadership. Q Lotus expects to nurture these businesses infusing cash and managerial leadership as needed on a venture capital and/or incubator basis.  The Company continues to focus on shareholder value as the cornerstone in its day-to-day operations, and it will continue to provide frequent public updates.  www.qlotuspe.com

Q Lotus Holdings is a member of  Equity Groups, the Investors  Social Network.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by Q Lotus from time to time in its filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Q Lotus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including factors discussed in our periodic reports made with the SEC, and, therefore, readers should not place undue reliance on these forward-looking statements.  Actual results, including, without limitations, the results of Q Lotus’ strategic initiatives, may differ significantly than those anticipated in forward looking statements.  Q Lotus undertakes no duty to update these forward-looking statements, except as required by law.

Contact
Brad Friedman
BFriedman@UrbanR2.com
(312) 379-1800 x5